Exhibit 12

                             JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Common Stock, no par value per share, of The Chalone Wine Group Ltd. is being filed on behalf of each of the undersigned under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 30, 2004

                                           DOMAINES BARONS DE ROTHSCHILD
                                           (LAFITE) SCA

                                           By:  /s/ Eric de Rothschild
                                              ----------------------------------
                                              Name:  Eric de Rothschild
                                              Title: Managing Director


                                           TRIPLE WINES, INC.

                                           By:  /s/ Emmanuel Roth
                                              ----------------------------------
                                           Name:  Emmanuel Roth
                                           Title: Secretary and Chief Financial
                                                  Officer